July 2011 Preliminary Terms No. 882 Registration Statement No. 333-156423 Dated July 14, 2011 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS Opportunities in U.S. and International Equities

Equity LASERSSM Based on a Basket of an Equity Index and Two Exchange-Traded Funds due July    , 2013
Equity LeAding StockmarkEt Return Securities
The Equity LASERS, which we refer to as the LASERS, will pay an amount in cash at maturity that may be greater than, equal to or less than the stated principal amount depending on the performance of an equally-weighted basket composed of the S&P 500® Index, shares of the iShares® MSCI Emerging Markets Index Fund and shares of the iShares® MSCI EAFE Index Fund, based on both (i) the basket value on the valuation date and (ii) whether the basket value has declined to or below the downside threshold value on any day during the period from but excluding the pricing date to and including the valuation date.  If the basket value does not decline to or below 75% of the initial basket value on any day during the period from but excluding the pricing date to and including the valuation date, you will receive, in addition to the principal, a return based on the greater of the basket percent change and the specified fixed percentage.  However, if the basket value declines to or below 75% of the initial basket value on any day during the period from but excluding the pricing date to and including the valuation date, the payment at maturity will be solely based on the basket percent change and, therefore, you will be fully exposed to the negative performance of the basket on the valuation date.  The payment at maturity will, in either case, be subject to the maximum payment at maturity of 119.75% to 121.75% of the stated principal amount of the LASERS.  The payment at maturity may be less, and potentially significantly less, than the stated principal amount and could be zero.  The LASERS are senior unsecured notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program. All payments on the LASERS are subject to the credit risk of Morgan Stanley.
SUMMARY TERMS
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Stated principal amount:	$10 per LASERS
Issue price:	$10 per LASERS
Pricing date:	July , 2011
Original issue date:	July , 2011 (3 business days after the pricing date)
Maturity date:	July , 2013
Basket:
The basket is equally weighted and is composed of the S&P 500® Index, shares of the iShares® MSCI Emerging Markets Index Fund and shares of the iShares® MSCI EAFE Index Fund. The basket component values are multiplied by the respective multipliers.

	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier

	S&P 500® Index (the “SPX Index”)	SPX	33.333%

	iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)	EEM	33.333%

	iShares® MSCI EAFE Index Fund (the “EFA Shares”)	EFA	33.333%

We refer to the EEM Shares and the EFA Shares, collectively, as the underlying shares, the SPX Index as the underlying index and, together with the underlying shares, as the basket components. Bloomberg ticker symbols are being provided for reference purposes only.

Payment at maturity:	$10 + basket return amount; subject to the maximum payment at maturity. This payment may be greater than, equal to or less than the stated principal amount.
Basket return amount:
If the basket value is greater than the downside threshold value on each day from but excluding the pricing date to and including the valuation date, the basket return amount will equal:

$10 × [the greater of (i) the basket percent change and (ii) the fixed percentage]

If the basket value is less than or equal to the downside threshold value on any day from but excluding the pricing date to and including the valuation date, the basket return amount will equal:

$10 × the basket percent change

In this scenario, the payment at maturity may be less, and potentially significantly less, than the stated principal amount and could be zero. There is no minimum payment at maturity on the LASERS.
Fixed percentage:	12%
Maximum payment at maturity:	$11.975 to $12.175 per LASERS. The actual maximum payment at maturity will be determined on the pricing date.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information concerning plan of distribution; conflicts of interest.”
Terms continued:	Please see page 2 of these preliminary terms for further summary terms of the LASERS.
Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Issuer
Per LASERS	$10	$0.225	$9.775
Total	$	$	$

(1)
Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the Agent), and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of $0.225 for each LASERS they sell.  See “Supplemental information concerning plan of distribution; conflicts of interest” on page 10.  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement for LASERS.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Prospectus Supplement for LASERS dated November 30, 2010                                                              Prospectus dated December 23, 2008

The LASERS are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

SUMMARY TERMS	Continued from the previous page
Basket value:
On any day, the sum of the products of (i) the index closing value or share closing price (multiplied by the adjustment factor), as applicable, of each basket component on such day and (ii) the multiplier for such basket component on such day, as determined by the calculation agent.

Downside threshold value:	7.5, which is 75% of the initial basket value
Basket percent change:	(final basket value – initial basket value) / initial basket value
Initial basket value:
10, which is equal to the sum of the products of (i) the index closing value or share closing price, as applicable, of each basket component on the pricing date and (ii) the multiplier for such basket component on the pricing date, each as set forth in the table under  “—Basket” above.

Final basket value:	The basket value on the valuation date.
Multiplier:
The multiplier for each basket component will be set on the pricing date based on such basket component’s respective index closing value or share closing price on such date, so that each basket component is reflected in the predetermined initial basket value of 10 in accordance with its equal percentage weighting within the basket.  The multipliers for each basket component are set forth in the table under “—Basket” above and will remain constant for the term of the LASERS.

Adjustment factor:	1.0, subject to adjustment for certain events affecting the underlying shares.
Valuation date:	July , 2013, subject to adjustment for index non-business days, non-trading days and certain market disruption events
CUSIP:	61760E143
ISIN:	US61760E1432
Listing:	The LASERS will not be listed on any securities exchange.

Equity LASERSSM Based on a Basket of an Equity Index and Two Exchange-Traded Funds due July    , 2013
Equity LeAding StockmarkEt Return Securities

Investment Overview

Equity LeAding StockmarkEt Return Securities

The Equity LASERS Based on a Basket of an Equity Index and Two Exchange-Traded Funds due July    , 2013 (the “LASERS”) can be used:

▪	To gain exposure to worldwide equity markets.

▪
To provide limited protection against loss and potentially outperform the basket for a certain range of performance of the basket due to the fixed percentage if the basket value does not decline to or below 75% of the initial basket value, which we refer to as the downside threshold value, on any day during the period from but excluding the pricing date to and including the valuation date.

The LASERS are exposed to the performance (whether negative or positive) of a basket composed of the S&P 500® Index, shares of the iShares® MSCI Emerging Markets Index Fund and shares of the iShares® MSCI EAFE Index Fund, but have a fixed percentage minimum return payable at maturity if the basket value is greater than the downside threshold value on each day during the two-year period from but excluding the pricing date to and including the valuation date.  The payment at maturity is subject to the maximum payment at maturity of $11.975 to $12.175 per LASERS.  The actual maximum payment at maturity will be determined on the pricing date.  There is no minimum payment at maturity on the LASERS.

Maturity:	2 years

Payment Scenario 1:
If the basket value is greater than the downside threshold value on each day from but excluding the pricing date to and including the valuation date, you will receive a full return of principal at maturity plus a return based on the greater of (i) the basket percent change and (ii) the fixed percentage of 12%; subject to the maximum payment at maturity of $11.975 to $12.175 per LASERS.

Payment Scenario 2:
If the basket value is less than or equal to the downside threshold value on one or more days during the period from but excluding the pricing date to and including the valuation date and the final basket value is less than the initial basket value, you will not receive a full return of principal at maturity. Instead, you will receive an amount equal to the sum of the stated principal amount and a return based on the basket percent change, which will be negative.  The payment you receive will be less, and may be significantly less, than the stated principal amount.  There is no minimum payment at maturity on the LASERS, and, accordingly, you could lose your entire investment.

Maximum payment at maturity:	$11.975 to $12.175 per LASERS. The actual maximum payment at maturity will be determined on the pricing date.

Minimum payment at maturity:	None

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Equity LeAding StockmarkEt Return Securities

Basket Overview

The basket consists of the S&P 500® Index and shares of the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund.

The S&P 500® Index, which is calculated, maintained and published by Standard & Poor’s Financial Services LLC (“S&P”), consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets.

The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund managed by iShares®, Inc. (“iShares”), a registered investment company, which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM.  The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) and is intended to provide performance benchmarks for certain emerging equity markets. As of July 2011, these markets are: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.

The iShares® MSCI EAFE Index Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index®.  The iShares® MSCI EAFE Index Fund is managed by iShares Trust (the “iShares Trust”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE Index Fund.  The MSCI EAFE Index® is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada.

For additional information on each of the basket components, please see “Information About the Basket Components” on page 21 in these preliminary terms.

Basket Component Information as of July 12, 2011
	Bloomberg Ticker Symbol	Current Basket Component Level	52 Weeks Ago	52 Week High	52 Week Low
SPX Index	SPX	1,313.64	1,078.15	1,363.61 (on 4/29/2011)	1,047.22 (on 8/26/2010)

EEM Shares	EEM	$46.12	$39.65	$50.20 (on 4/26/2011)	$38.65 (on 7/16/2010)

EFA Shares	EFA	$57.63	$49.87	$63.87 (on 5/2/2011)	$49.33 (on 7/21/2010)

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Basket Historical Performance January 1, 2006 to July 12, 2011

The graph is calculated as if the basket had an initial value of 10 on January 1, 2006 (assuming that each basket component is weighted as described under the heading “Basket” on the cover page) and illustrates the effect of the offset and/or correlation among the basket components during such period.  The graph does not take into account the terms of the LASERS, such as the calculation of the basket return amount or the maximum payment at maturity on the LASERS, nor does it attempt to show in any way your expected return on an investment in the LASERS.  The historical performance of the basket should not be taken as an indication of its future performance.

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Equity LeAding StockmarkEt Return Securities

Key Investment Rationale

This two-year investment offers a potential return at maturity based on full participation in the increase or decrease in the basket value on the valuation date and limited protection from loss if the basket value is greater than 75% of the initial basket value, which we refer to as the downside threshold value, on each day during the period from but excluding the pricing date to and including the valuation date.

Best Case Scenario
The basket value is greater than the downside threshold value on each day during the period from but excluding the pricing date to and including the valuation date and, at maturity, the LASERS pay the stated principal amount of $10 plus $10 times the greater of (i) the basket percent change and (ii) the fixed percentage of 12%; subject to the maximum payment at maturity of $11.975 to $12.175 per LASERS. The actual maximum payment at maturity will be determined on the pricing date.

Worst Case Scenario
The basket value is less than or equal to the downside threshold value on at least one day during the period from but excluding the pricing date to and including the valuation date and the final basket value is less than the initial basket value so that, at maturity, the LASERS pay less than the stated principal amount by an amount proportionate to the decline in the basket value on the valuation date, as compared to the initial basket value.  This amount will be less, and may be significantly less, than the $10 stated principal amount and could be zero.  There is no minimum payment at maturity on the LASERS.

Summary of Selected Key Risks (see page 16)

▪	No guaranteed return of principal.

▪	No interest payments.

▪	Appreciation potential is limited by the maximum payment at maturity.

▪	You will not benefit from the fixed percentage if the downside threshold value is reached on any day during the period from but excluding the pricing date to and including the valuation date.

▪	Changes in the value of one or more of the basket components may offset each other.

▪	The market price of the LASERS may be influenced by many unpredictable factors.

▪	The LASERS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the LASERS.

▪	The LASERS will not be listed on any securities exchange and secondary trading may be limited.

▪	The prices of the EEM Shares and EFA Shares are subject to currency exchange risk.

▪	There are risks associated with investments in securities, such as the LASERS, linked to the value of foreign (and especially emerging markets) equity securities.

▪	Adjustments to any of the underlying shares or to the S&P 500 Index, MSCI Emerging Markets Index or MSCI EAFE Index could adversely affect the value of the LASERS.

▪	The underlying shares of the two iShares exchange-traded funds are not the same as the MSCI Emerging Markets Index or MSCI EAFE Index.

▪	Adjustments to the underlying index could adversely affect the value of the LASERS.

▪	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪	Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the LASERS.

▪	The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the LASERS.

▪	The U.S. federal income tax consequences of an investment in the LASERS are uncertain.

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Equity LASERSSM Based on a Basket of an Equity Index and Two Exchange-Traded Funds due July    , 2013
Equity LeAding StockmarkEt Return Securities

Fact Sheet

The LASERS offered are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the prospectus supplement for LASERS and the prospectus, as supplemented or modified by these preliminary terms.  At maturity, an investor will receive for each stated principal amount of LASERS that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based on (i) the basket value on the valuation date and (ii) whether the basket value has declined to or below the downside threshold value on any day during the period from but excluding the pricing date to and including the valuation date.  The LASERS are issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the LASERS are subject to the credit risk of Morgan Stanley.  “LASERSSM” is a registered service mark of Citigroup Global Markets Inc. Used under license.
Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
July , 2011	July , 2011 (3 business days after the pricing date)	July , 2013 (subject to postponement as described below)
Key Terms
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Issue price:	$10 per LASERS
Stated principal amount:	$10 per LASERS
Denominations:	$10 per LASERS and integral multiples thereof
Interest:	None
Basket:
The basket is equally weighted and is composed of the S&P 500® Index, shares of the iShares® MSCI Emerging Markets Index Fund and shares of the iShares® MSCI EAFE Index Fund. The basket component values are multiplied by the respective multipliers.

	Basket component	Bloomberg ticker symbol*	Basket component weighting	Initial basket component value	Multiplier
	S&P 500® Index	SPX	33.333%
	iShares® MSCI Emerging Markets Index Fund	EEM	33.333%
	iShares® MSCI EAFE Index Fund	EFA	33.333%
* Bloomberg ticker symbols are being provided for reference purposes only.
Payment at maturity:	$10 + basket return amount; subject to the maximum payment at maturity. This payment may be greater than, equal to or less than the stated principal amount.
Basket return amount:
If the basket value is greater than the downside threshold value on each day from but excluding the pricing date to and including the valuation date, the basket return amount will equal:

$10 × [the greater of (i) the basket percent change and (ii) the fixed percentage]

If the basket value is less than or equal to the downside threshold value on any day from but excluding the pricing date to and including the valuation date, the basket return amount will equal:

$10 × the basket percent change

In this scenario, the payment at maturity may be less, and potentially significantly less, than the stated principal amount and could be zero. There is no minimum payment at maturity on the LASERS.
Fixed percentage:	12%
Maximum payment at maturity:	$11.975 to $12.175 per LASERS. The actual maximum payment at maturity will be determined on the pricing date.
Downside threshold value:
7.5, which is 75% of the initial basket value.

For the purpose of determining whether the basket value has declined to or below the downside threshold value on any day, such day should be an index business day or trading day, as applicable, with respect to all basket components.

If the valuation date is postponed, the calculation agent will determine whether the basket value has declined to or below the downside threshold value until the valuation date as postponed, regardless of whether such day is a index non-business day, non-trading day or a day on which a market disruption event occurs.

Risk factors:	Please see “Risk Factors” beginning on page 16.

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Equity LeAding StockmarkEt Return Securities

Basket percent change:	(final basket value – initial basket value) / initial basket value
Initial basket value:
10, which is equal to the sum of the products of (i) the index closing value or share closing price, as applicable, of each basket component on the pricing date and (ii) the multiplier for such basket component on the pricing date, each as set forth in the table under  “—Basket” above.

Final basket value:	The basket value on the valuation date.
Basket value:
On any day, the sum of the products of (i) the index closing value or share closing price (multiplied by the adjustment factor), as applicable, of each basket component on such day and (ii) the multiplier for such basket component on such day, as determined by the calculation agent.

Multiplier:
The multiplier for each basket component will be set on the pricing date based on such basket component’s respective index closing value or share closing price on such date, so that each basket component is reflected in the predetermined initial basket value of 10 in accordance with its equal percentage weighting within the basket.  The multipliers for each basket component are set forth in the table under “—Basket” above and will remain constant for the term of the LASERS.

Adjustment factor:	1.0, subject to adjustment for certain events affecting the underlying shares.
Valuation date:	July , 2013, subject to adjustment for index non-business days, non-trading days and certain market disruption events.
Postponement of maturity date:
If the scheduled valuation date is not an index business day or trading day, as applicable, for any basket component or if a market disruption event occurs with respect to any basket component on that day so that the valuation date for any basket component is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following such valuation date as postponed.

General Information
Listing:	The LASERS will not be listed on any securities exchange.
CUSIP:	61760E143
ISIN:	US61760E1432
Minimum ticketing size:	100 LASERS
Tax considerations:
Although the issuer believes that, under current law, the LASERS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes, there is uncertainty regarding the U.S. federal income tax consequences of an investment in the LASERS.

Assuming this treatment of the LASERS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying prospectus supplement for LASERS, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the LASERS prior to maturity, other than pursuant to a sale or exchange.

▪  Upon sale, exchange or settlement of the LASERS at maturity, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the LASERS.  Subject to the discussion below concerning the potential application of the “constructive ownership” rule under Section 1260 of the Internal Revenue Code of 1986, as amended, any gain or loss recognized upon the sale, exchange or settlement of the LASERS should be long-term capital gain or loss if the U.S. Holder has held the LASERS for more than one year.

Because the LASERS are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the LASERS will be treated as a “constructive ownership transaction.”  If this treatment applies, it is not clear to what extent any long-term capital gain of the U.S. Holder in respect of the LASERS will be recharacterized as ordinary income (which ordinary income would also be subject to an interest charge).  The recharacterized amount, if any, will equal any long-term capital gain recognized on the LASERS by a U.S. Holder over the “net underlying long-term capital gain” (as defined in Section 1260 of the Code).  Under Section 1260 of the Code, the amount of net underlying long-term capital gain will be treated as zero unless otherwise “established by clear and convincing evidence.”  U.S. Holders should read the section of the accompanying prospectus supplement for LASERS called “United States Federal Taxation – Tax Consequences to U.S. Holders – Tax Treatment of the LASERS – Possible Application of Section 1260 of the Code” for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

On December 7, 2007, the Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts”

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and similar instruments, such as the LASERS.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, as discussed above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the LASERS, possibly with retroactive effect.

Both U.S. and non-U.S. Holders considering an investment in the LASERS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for LASERS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the LASERS, including possible alternative treatments, the potential application of the constructive ownership regime, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Calculation agent:	MS & Co.
Use of proceeds and hedging:
The net proceeds we receive from the sale of the LASERS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the LASERS through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the LASERS by taking positions in the underlying shares, in futures or options contracts on the basket components or component stocks of the S&P 500 Index, the MSCI Emerging Markets Index or the MSCI EAFE Index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity on or prior to the pricing date could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at which the basket components must close during the term of the LASERS, including on the valuation date, before you would receive at maturity a payment that exceeds the stated principal amount of the LASERS.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement for LASERS.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the LASERS.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the LASERS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the LASERS are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the LASERS.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company

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general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the LASERS.

Because we may be considered a party in interest with respect to many Plans, the LASERS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the LASERS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the LASERS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such LASERS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding or disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the LASERS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the LASERS has exclusive responsibility for ensuring that its purchase, holding and disposition of the LASERS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any LASERS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the LASERS if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of LASERS by the account, plan or annuity.

Additional considerations:
Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the LASERS, either directly or indirectly.

Supplemental information concerning plan of distribution; conflicts of interest:
The agent may distribute the LASERS through MSSB, as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  Selected dealers, including MSSB, and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of   $0.225 for each LASERS they sell.

MS & Co. is our wholly-owned subsidiary. MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement for LASERS.

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Contact:
Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the LASERS.  We encourage you to read the accompanying prospectus supplement for LASERS and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

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Hypothetical Payments on the LASERS at Maturity

The following examples illustrate the return on the LASERS and the payment at maturity for a range of hypothetical percentage changes in the final basket value, depending on whether or not the basket value has declined to or below the downside threshold value on any day during the period from but excluding the pricing date to and including the valuation date. The table and examples are based on the following hypothetical values:

Stated principal amount:	$10.00

Initial basket value:	10

Downside threshold value:	7.5 (75% of the initial basket value)

Maximum payment at maturity:	$12.075 (120.75% of the stated principal amount)

Fixed percentage:	12%

Final Basket Value	Basket Percentage Change	Downside threshold value has NOT been reached		Downside threshold value has been reached*
		Return on LASERS	Payment at Maturity	Return on LASERS	Payment at Maturity
20.00	100.00%	20.75%	$12.075	20.75%	$12.075
19.00	90.00%	20.75%	$12.075	20.75%	$12.075
18.00	80.00%	20.75%	$12.075	20.75%	$12.075
17.00	70.00%	20.75%	$12.075	20.75%	$12.075
16.00	60.00%	20.75%	$12.075	20.75%	$12.075
15.00	50.00%	20.75%	$12.075	20.75%	$12.075
14.00	40.00%	20.75%	$12.075	20.75%	$12.075
13.00	30.00%	20.75%	$12.075	20.75%	$12.075
12.00	20.00%	20.00%	$12.000	20.00%	$12.000
11.50	15.00%	15.00%	$11.500	15.00%	$11.500
11.00	10.00%	12.00%	$11.200	10.00%	$11.000
10.80	8.00%	12.00%	$11.200	8.00%	$10.800
10.50	5.00%	12.00%	$11.200	5.00%	$10.500
10.00	0.00%	12.00%	$11.200	0.00%	$10.000
9.50	-5.00%	12.00%	$11.200	-5.00%	$9.500
9.00	-10.00%	12.00%	$11.200	-10.00%	$9.000
8.50	-15.00%	12.00%	$11.200	-15.00%	$8.500
8.00	-20.00%	12.00%	$11.200	-20.00%	$8.000
7.00	-30.00%	N/A	N/A	-30.00%	$7.000
6.00	-40.00%	N/A	N/A	-40.00%	$6.000
5.00	-50.00%	N/A	N/A	-50.00%	$5.000
4.00	-60.00%	N/A	N/A	-60.00%	$4.000
3.00	-70.00%	N/A	N/A	-70.00%	$3.000
2.00	-80.00%	N/A	N/A	-80.00%	$2.000
1.00	-90.00%	N/A	N/A	-90.00%	$1.000
0.00	-100.00%	N/A	N/A	-100.00%	$0.000

* In the scenario where the downside threshold value has been reached, the basket value will need to recover by the valuation date to a level higher than the initial basket value in order for investors to receive a payment at maturity that exceeds the stated principal amount of the LASERS.

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EXAMPLE 1: Downside threshold value has NOT been reached and the basket value appreciates

The basket value is greater than the downside threshold value on each day during the period from but excluding the pricing date to and including the valuation date, and the final basket value is higher than the initial basket value by 50%.

Hypothetical final basket value	=	15
Basket percent change	=	(final basket value – initial basket value) / initial basket value
	=	(15 – 10) / 10, or 50%
Basket return amount	=	stated principal amount × [the greater of (i) basket percent change and (ii) fixed percentage]
	=	$10.00 × 50%, or $5.00
Payment at maturity	=	stated principal amount + basket return amount
	=	$10.00 + $5.00, or $15.00, subject to the maximum payment at maturity of $12.075
Payment at maturity = $12.075

EXAMPLE 2: Downside threshold value has NOT been reached and the basket value declines

The basket value is greater than the downside threshold value on each day during the period from but excluding the pricing date to and including the valuation date, and the final basket value is lower than the initial basket value by 10%.

Hypothetical final basket value	=	9
Basket percent change	=	(final basket value – initial basket value) / initial basket value
	=	(9 – 10) / 10, or -10%
Basket return amount	=	stated principal amount × [the greater of (i) basket percent change and (ii) fixed percentage]
	=	$10.00 × 12%, or $1.20
Payment at maturity	=	stated principal amount + basket return amount
	=	$10.00 + $1.20, or $11.20
Payment at maturity = $11.20

EXAMPLE 3: Downside threshold value has been reached and the basket value declines

The basket value was less than or equal to the downside threshold value on one or more days during the period from but excluding the pricing date to and including the valuation date, and the final basket value is lower than the initial basket value by 50%.

Hypothetical final basket value	=	5
Basket percent change	=	(final basket value – initial basket value) / initial basket value
	=	(5 – 10) / 10, or -50%
Basket return amount	=	stated principal amount × basket percent change
	=	$10.00 × -50%, or -$5.00
Payment at maturity	=	stated principal amount × basket return amount
	=	$10.00 + (-$5.00), or $5.00
Payment at maturity = $5.00

Under this scenario, you are fully exposed to the decline in the final basket value from the initial basket value and you will receive an amount that is less than the stated principal amount.

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EXAMPLE 4: Downside threshold value has been reached but the basket value recovers to appreciate.

The basket value was less than or equal to the downside threshold value on one or more days during the period from but excluding the pricing date to and including the valuation date; however, the basket value has subsequently recovered and the final basket value is higher than the initial basket value by 15%.

Hypothetical final basket value	=	11.5
Basket percent change	=	(final basket value – initial basket value) / initial basket value
	=	(11.5 – 10) / 10, or 15%
Basket return amount	=	stated principal amount × basket percent change
	=	$10.00 × 15%, or $1.50
Payment at maturity	=	stated principal amount + basket return amount
	=	$10.00 + $1.50, or $11.50
Payment at maturity = $11.50

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Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of LASERS that they hold a payment equal to the sum of the stated principal amount and a basket return amount, subject to the maximum payment at maturity of $11.975 to $12.175 per LASERS.  The basket return amount may be positive, zero or negative. The actual maximum payment at maturity will be determined on the pricing date.

If the basket value is greater than the downside threshold value on each day during the period from but excluding the pricing date to and including the valuation date, the basket return amount will be positive and will equal:

$10 × [the greater of (i) basket percent change and (ii) fixed percentage]

where,

basket percent change	=

initial basket value	=	10

final basket value	=	basket value on the valuation date

downside threshold value	=	7.5, which is 75% of the initial basket value

fixed percentage	=	12%

maximum payment at maturity	=	$11.975 to $12.175 (to be determined on the pricing date)

If the basket value is less than or equal to the downside threshold value on any day during the period from but excluding the pricing date to and including the valuation date, the basket return amount will equal:

If the final basket value is less than the initial basket value, the basket return amount will be negative and the payment at maturity will be less, and may be significantly less, than the stated principal amount.  There is no minimum payment at maturity on the LASERS, and, accordingly, you could lose your entire investment.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the LASERS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement for LASERS and the accompanying prospectus.  You should also consult with your investment, legal, tax, accounting and other advisers before you invest in the LASERS.

▪
LASERS do not pay interest or guarantee the return of principal.  The terms of the LASERS differ from those of ordinary debt securities in that the LASERS do not pay interest and do not guarantee the return of any of the principal amount at maturity.  If the basket value is less than or equal to the downside threshold value on any day during the period from but excluding the pricing date to and including the valuation date and the final basket value is less than the initial basket value, the payout at maturity will be an amount in cash that is less than the $10 stated principal amount of each LASERS by an amount proportionate to the decrease in the final basket value from the initial basket value. There is no minimum payment at maturity on the LASERS, and, accordingly, you could lose your entire investment.

▪
Appreciation potential is limited by the maximum payment at maturity.  The appreciation potential of the LASERS is limited by the maximum payment at maturity of $11.975 to $12.175 per LASERS, or 119.75% to 121.75% of the stated principal amount.  The actual maximum payment at maturity will be determined on the pricing date.  Because the payment at maturity will be limited to 119.75% to 121.75% of the stated principal amount for the LASERS, any increase in the final basket value over the initial basket value by more than 19.75% to 21.75% of the initial basket value will not further increase the return on the LASERS.

▪
You will not benefit from the fixed percentage if the downside threshold value is reached.  If the basket value is less than or equal to the downside threshold value on any day during the period from but excluding the pricing date to and including the valuation date, the payment at maturity will solely depend on the final basket value and, accordingly, you will lose the benefit of the limited protection against the loss of principal based on the fixed percentage of 12%.  As a result, you will be exposed on a 1 to 1 basis to any decline in the basket value on the valuation date, as compared to the initial basket value.

▪
The LASERS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the LASERS.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the LASERS at maturity and therefore you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the LASERS, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the LASERS prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the LASERS.

▪
Changes in the value of one or more of the basket components may offset each other. Price movements in the basket components may not correlate with each other.  At a time when the value of one basket component increases, the value of any other basket component may not increase as much, or may even decline in value.  Therefore, in calculating the final basket value on the determination date, increases in the values of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the values of one or more of the other basket components.  You can review the historical index closing values or share closing prices for each of the basket components for each calendar quarter in the period from January 1, 2006 through July 12, 2011 in “—Historical Information” and a graph showing historical values for a basket composed of the basket components assuming that the multipliers had been determined so that each basket component would represent its proportionate value of the initial basket value of 10 on January 1, 2006 in “—Basket Overview.”  You cannot predict the future performance of any of the basket components, or of the basket as a whole, or whether increases in the values of any of the basket components will be offset by decreases in the values of other basket components, based on their historical performance.

In addition, there can be no assurance that the basket value will remain above the downside threshold value or that the final basket value will be higher than its initial basket value such that you will receive at maturity an amount in excess of the $10 stated principal amount of the LASERS.  Nor can there be any assurance that the final basket value will not increase beyond 19.75% to 21.75% of the initial basket value, in which case you will only receive the maximum payment at maturity.

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You will no longer share in the performance of the basket at a final basket value above 119.75% to 121.75% of the initial basket value.

▪
The prices of the EEM Shares and EFA Shares are subject to currency exchange risk.  Because the prices of the EEM Shares and EFA Shares are related to the U.S. dollar value of stocks underlying the MSCI Emerging Markets Index and MSCI EAFE Index, respectively, holders of the LASERS will be exposed to the currency exchange rate risk with respect to each of the currencies in which such component securities trade.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as the relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency.  If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI Emerging Markets Index or the MSCI EAFE Index, as applicable, the prices of the EEM Shares and EFA Shares will be adversely affected and the payment at maturity on the LASERS may be reduced.

Of particular importance to potential currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments; and

o	the extent of governmental surpluses or deficits in the countries represented in the MSCI Emerging Markets Index or the MSCI EAFE Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI Emerging Markets Index and the MSCI EAFE Index and the United States and other countries important to international trade and finance.

▪
There are risks associated with investments in securities, such as the LASERS, linked to the value of foreign (and especially emerging markets) equity securities.  The EEM Shares track the performance of the MSCI Emerging Markets Index, which is linked solely to the value of emerging markets equity securities and the EFA Shares track the performance of the MSCI EAFE Index, which is linked to the value of foreign equity securities.  Investments in securities linked to the value of any foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  In addition, the stocks included in the MSCI Emerging Markets Index and that are generally tracked by the EEM Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally.  Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries.  The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪
Adjustments to any of the underlying shares or to the MSCI Emerging Markets Index or the MSCI EAFE Index could adversely affect the value of the LASERS.  As the investment advisor to the iShares®  MSCI Emerging Markets Index

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Fund and the iShares® MSCI EAFE Index Fund, BlackRock Fund Advisors (the “Investment Adviser”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying indices.  Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the components of the underlying shares.  Any of these actions could adversely affect the price of the applicable underlying shares and, consequently, the value of the LASERS.  Additionally, MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the share underlying indices, and the risks explained under “Adjustments to the underlying index could adversely affect the value of the LASERS” apply to the share underlying indices as well.

▪
The underlying shares and the share underlying indices are different.  The performance of the underlying shares may not exactly replicate the performance of the related share underlying index because the underlying shares will reflect transaction costs and fees that are not included in the calculation of the share underlying index.  It is also possible that the underlying shares may not fully replicate or may in certain circumstances diverge significantly from the performance of the related share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in such fund, differences in trading hours between the underlying shares and the share underlying index or due to other circumstances.  The iShares® MSCI EAFE Index Fund and the iShares®  MSCI Emerging Markets Index Fund generally invests at least 90% of their assets in securities of the MSCI EAFE Index and the MSCI Emerging Markets Index and in depositary receipts representing securities of such indices. The iShares® MSCI EAFE Index Fund and the iShares® MSCI Emerging Markets Index Fund may invest the remainder of their assets in securities not included in the related share underlying index, but which the Investment Adviser believes will help the underlying shares track the share underlying index, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by the Investment Adviser.

▪
Adjustments to the underlying index could adversely affect the value of the LASERS.  The publisher of the underlying index can add, delete or substitute the stocks underlying such index, and can make other methodological changes that could change the value of such underlying index.  Any of these actions could adversely affect the value of the LASERS.  In addition, the index publisher may discontinue or suspend calculation or publication of the underlying index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index for such index that is comparable to the discontinued index and is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index for such index, the payment at maturity on the LASERS will be an amount based on the closing prices on the valuation date of the securities constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the underlying index last in effect prior to discontinuance of such index.

▪
Market price of the LASERS may be influenced by many unpredictable factors.  Several factors will influence the value of the LASERS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the LASERS in the secondary market, including: the value, volatility and dividend yield of the basket components, whether the downside threshold value has been reached, interest and yield rates in the market, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads.  You may receive less, and possibly significantly less, than the stated principal amount per LASERS if you try to sell your LASERS prior to maturity.

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The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every corporate event that could affect the underlying shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the LASERS may be materially and adversely affected.

▪
The LASERS will not be listed on any securities exchange and secondary trading may be limited.  The LASERS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the LASERS.  MS & Co. may, but is not obligated to, make a market in the LASERS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the LASERS easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the LASERS, the price at which you may be able to trade your LASERS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were not to make a market in

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the LASERS, it is likely that there would be no secondary market for the LASERS. Accordingly, you should be willing to hold your LASERS to maturity.

▪
You have no shareholder rights. Investing in the LASERS is not equivalent to investing in the basket components.  As an investor in the LASERS, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to any basket component.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the LASERS at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the LASERS and the cost of hedging our obligations under the LASERS that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the LASERS or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the LASERS.  One or more of our subsidiaries expect to carry out hedging activities related to the LASERS (and to other instruments linked to the basket components or component stocks of the S&P 500 Index, MSCI Emerging Markets Index or MSCI EAFE Index), including trading in the underlying shares or the stocks that constitute the S&P 500 Index, MSCI Emerging Markets Index or MSCI EAFE Index as well as in other instruments related to the basket components.  Some of our subsidiaries also trade the underlying shares or the stocks that constitute the S&P 500 Index, MSCI Emerging Markets Index or MSCI EAFE Index and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at which the basket components must close during the term of the LASERS, including on the valuation date, before you would receive at maturity a payment that exceeds the stated principal amount of the LASERS.  Additionally, such hedging or trading activities during the term of the LASERS, including on the valuation date, could adversely affect the value of the basket components and, accordingly, the amount of cash an investor will receive at maturity, if any.

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The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the LASERS.  As calculation agent, MS & Co. will determine the initial basket component values, the multipliers, the final basket value, whether the basket value decreases to or below the downside threshold value during the term of the LASERS including on the valuation date, and will calculate the amount of cash you will receive at maturity, if any.  Any of these determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events or calculation of the index closing value or share closing price in the event of a discontinuance of the relevant basket component, may adversely affect the payout to you at maturity.

▪
The U.S. federal income tax consequences of an investment in the LASERS are uncertain.  Please read the discussion under “Fact Sheet ― General Information ― Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for LASERS (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the LASERS.  As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder might be recharacterized as ordinary income (which ordinary income would also be subject to an interest charge).  In addition, if the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the LASERS might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one treatment, U.S. Holders could be required to accrue original issue discount on the LASERS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the LASERS as ordinary income.  Because the LASERS provide for the return of principal except where the basket value declines to or below the downside threshold value, the risk that they would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as an open transaction, is higher than with other equity-linked securities that do not provide for the return of principal.

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The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the LASERS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.  On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the LASERS.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, as discussed above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the LASERS, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the LASERS, including possible alternative treatments, the potential application of the constructive ownership regime, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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Information About the Basket Components

The S&P 500® Index.  The S&P 500® Index, which is calculated, maintained and published by S&P, consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets.  The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of the 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see “Annex A—Underlying Indices and Underlying Index Publishers Information—S&P 500® Index” in the accompanying prospectus supplement for LASERS.

License Agreement between S&P and Morgan Stanley.  “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of S&P and have been licensed for use by Morgan Stanley. See “Annex A—Underlying Indices and Underlying Index Publishers Information—S&P 500® Index—License Agreement between S&P and Morgan Stanley” in the accompanying prospectus supplement for LASERS.

The iShares® MSCI Emerging Markets Index Fund.  The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund managed by iShares, a registered investment company.  iShares consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund.  This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® MSCI EAFE Index Fund.  The iShares® MSCI EAFE Index Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index®.  The iShares® MSCI EAFE Index Fund is managed by iShares Trust, a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE Index Fund.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

These preliminary terms relate only to the LASERS offered hereby and do not relate to the underlying shares.  We have derived all disclosures contained in these preliminary terms regarding iShares Trust and iShares from the publicly available documents described in the preceding paragraphs under the headings “The iShares® MSCI EAFE Index Fund” and “The iShares® MSCI Emerging Markets Index Fund.”  In connection with the offering of the LASERS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares Trust, iShares or any of the underlying shares.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares Trust, iShares or any of the underlying shares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs under the headings “The iShares® MSCI EAFE Index Fund” and “The iShares® MSCI Emerging Markets Index Fund”) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the LASERS) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares Trust, iShares or any of the underlying shares could affect the value received at maturity with respect to the LASERS and therefore the trading prices of the LASERS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with iShares or iShares Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares or iShares Trust, and neither

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we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the underlying shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the LASERS under the securities laws.  As a prospective purchaser of the LASERS, you should undertake an independent investigation of iShares and iShares Trust as in your judgment is appropriate to make an informed decision with respect to an investment in the underlying shares.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The LASERS are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the LASERS or any member of the public regarding the advisability of investing in the LASERS.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the LASERS.

The MSCI Emerging Markets IndexSM. The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI and is intended to provide performance benchmarks for certain emerging equity markets. As of July 2011, the MSCI Emerging Markets IndexSM consisted of the following 21 emerging market country indices:  including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  The MSCI Emerging Markets IndexSM is described in “Annex A—Underlying Indices and Underlying Index Publishers Information—MSCI Emerging Markets IndexSM” and “—MSCI Global Investable Market Indices Methodology” in the accompanying prospectus supplement for LASERS.

The MSCI EAFE Index®. The MSCI EAFE Index® is a stock index calculated, published and disseminated daily by MSCI, through numerous data vendors, on the MSCI website and a majority of them in real time on Bloomberg Financial Markets and Reuters Limited.  The MSCI EAFE Index® is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada. As of July 2011, the MSCI EAFE Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The MSCI EAFE Index includes components from Australia and New Zealand and all countries in Europe and Asia that are designated by MSCI as Developed Markets. The MSCI EAFE Index was developed with a base value of 100 as of December 31, 1969.  The MSCI EAFE Index® is described under the heading “Annex A—Underlying Indices and Underlying Index Publishers Information—MSCI EAFE Index®” and “—MSCI Global Investable Market Indices Methodology” in the accompanying prospectus supplement for LASERS.

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Equity LeAding StockmarkEt Return Securities

Historical Information

The following tables set forth the published high and low closing values, as well as end-of-quarter closing values, for each of the basket components for each quarter in the period from January 1, 2006 through July 12, 2011.  The closing values on July 12, 2011, were (i) in the case of the SPX Index, 1,313.64, (ii) in the case of the EEM shares, $46.12 and (iii) in the case of the EFA Shares, $57.63. The related graphs set forth the daily closing values for each of the basket components in the same period.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification.  The historical information of the basket components should not be taken as an indication of their future performance, and no assurance can be given as to the basket value on any day of the term of the LASERS, including on the valuation date.
S&P 500® Index	High	Low	Period End
2006
First Quarter	1,307.25	1,254.78	1,294.83
Second Quarter	1,325.76	1,223.69	1,270.20
Third Quarter	1,339.15	1,234.49	1,335.85
Fourth Quarter	1,427.09	1,331.32	1,418.30
2007
First Quarter	1,459.68	1,374.12	1,420.86
Second Quarter	1,539.18	1,424.55	1,503.35
Third Quarter	1,553.08	1,406.70	1,526.75
Fourth Quarter	1,565.15	1,407.22	1,468.36
2008
First Quarter	1,447.16	1,273.37	1,322.70
Second Quarter	1,426.63	1,278.38	1,280.00
Third Quarter	1,305.32	1,106.39	1,166.36
Fourth Quarter	1,161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1,071.66	879.13	1,057.08
Fourth Quarter	1,127.78	1,025.21	1,115.10
2010
First Quarter	1,174.17	1,056.74	1,169.43
Second Quarter	1,217.28	1,030.71	1,030.71
Third Quarter	1,148.67	1,022.58	1,141.20
Fourth Quarter	1,259.78	1,137.03	1,257.64
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter (through July 12, 2011)	1,353.22	1,313.64	1,313.64

S&P 500® Index January 1, 2006 to July 12, 2011

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iShares® MSCI Emerging Markets Index Fund (CUSIP: 464287234)	High ($)	Low ($)	Period End ($)
2006
First Quarter	33.59	30.52	33.00
Second Quarter	37.03	27.32	31.30
Third Quarter	33.10	29.20	32.26
Fourth Quarter	38.20	31.77	38.06
2007
First Quarter	39.54	35.10	38.83
Second Quarter	44.40	39.15	43.88
Third Quarter	50.13	39.50	49.82
Fourth Quarter	55.73	47.18	50.10
2008
First Quarter	50.37	42.16	44.79
Second Quarter	51.71	44.47	45.24
Third Quarter	44.43	31.55	34.17
Fourth Quarter	34.58	18.26	24.97
2009
First Quarter	27.10	19.94	24.81
Second Quarter	34.64	25.63	32.23
Third Quarter	39.28	30.74	38.91
Fourth Quarter	42.07	37.57	41.50
2010
First Quarter	43.20	36.83	42.12
Second Quarter	43.98	36.17	37.32
Third Quarter	44.77	37.59	44.77
Fourth Quarter	48.58	44.78	47.64
2011
First Quarter	48.67	44.60	48.67
Second Quarter	50.20	45.50	47.60
Third Quarter (through July 12, 2011)	48.48	46.12	46.12

iShares® MSCI Emerging Markets Index Fund January 1, 2006 to July 12, 2011

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iShares® MSCI EAFE Index Fund (CUSIP: 464287465)	High ($)	Low ($)	Period End ($)
2006
First Quarter	65.38	60.33	64.92
Second Quarter	70.58	59.46	65.39
Third Quarter	68.36	61.70	67.75
Fourth Quarter	74.33	67.94	73.22
2007
First Quarter	76.72	70.90	76.26
Second Quarter	81.78	76.50	80.77
Third Quarter	83.62	73.94	82.59
Fourth Quarter	86.10	78.24	78.50
2008
First Quarter	78.35	68.34	71.90
Second Quarter	78.52	68.08	68.67
Third Quarter	68.00	53.08	56.30
Fourth Quarter	55.88	35.73	44.86
2009
First Quarter	45.44	31.70	37.59
Second Quarter	49.04	38.57	45.81
Third Quarter	55.81	44.01	54.68
Fourth Quarter	57.28	52.66	55.28
2010
First Quarter	57.96	50.46	55.98
Second Quarter	58.04	46.29	46.51
Third Quarter	55.42	47.09	54.92
Fourth Quarter	59.46	54.26	58.22
2011
First Quarter	61.92	55.29	60.08
Second Quarter	63.87	57.10	60.14
Third Quarter (through July 12, 2011)	60.80	57.63	57.63

iShares® MSCI EAFE Index Fund January 1, 2006 to July 12, 2011

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